UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2018

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 NW J Street, Suite I, Bentonville, AR	72712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant

On November 13, 2018, the audit committee of the board of directors of Ecoark Holdings, Inc. (the “Company”) approved the selection of RBSM LLP (“RBSM”) as its independent registered public accounting firm replacing KBL, LLP (“KBL”).

(a) Dismissal of Independent Registered Public Accounting Firm

On November 13, 2018, the Company’s audit committee of the board of directors approved the dismissal of KBL as the Company’s independent registered public accounting firm and the Company accordingly notified KBL of such action effective as of that date.

The reports of KBL on the Company’s consolidated balance sheets as of March 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended March 31, 2018 and 2017, and the transition period for the three months ended March 31, 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the statements related to the Company’s ability to continue as a going concern.

In addition, during the fiscal years ended March 31, 2018 and March 31, 2017, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and KBL with respect to any matter relating to accounting principles, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KBL, would have caused KBL to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods.

As previously reported in the Company’s reports filed with the U.S. Securities and Exchange Commission, KBL opined that the Company did not maintain, in all material respects, effective internal control over financial reporting related to the lack of segregation of duties and the lack of communication on current information for inclusion in disclosures of the quarterly and annual filings. A material weakness is a significant deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The subject matter of this material weakness was discussed by the Company’s audit committee with KBL. The Company has authorized KBL to respond fully to the inquiries of the successor independent registered public accounting firm concerning the material weakness.

KBL’s letter to the U.S. Securities and Exchange Commission stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On November 13, 2018, the Company engaged RBSM as its new independent registered public accounting firm. During the fiscal years ended March 31, 2018 and March 31, 2017 and through November 13, 2018, the date the Company engaged RBSM, the Company did not consult with RBSM regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from KBL, LLP, dated November 19, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2018	ECOARK HOLDINGS, INC.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chairman and Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description
16.1	Letter from KBL, LLP, dated November 19, 2018

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